Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into effective as of June 30, 2023 (the “Effective Date”), by and between HUMBL, Inc., a Delaware corporation (the “Seller”), and Phantom Power, LLC, a California limited liability company (“Buyer”). Each of the Buyer and the Seller are referred to herein individually as a “Party” and collectively as the “Parties.”

A. Seller owns a 100% membership interest (the “Monster Interest”) in Monster Creative, LLC, a California limited liability company (the “Company”).

B. Upon the terms and subject to the conditions set forth herein, the Buyer desires to purchase from the Seller and the Seller desire to sell to the Buyer, the Monster Interest (the “Purchase”).

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF MONSTER INTEREST

1.1. Purchase of Monster Interest and Warrant; Purchase Price. On the terms and subject to the conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, a Warrant to Purchase Shares of Common Stock in the form attached hereto as Exhibit A (the “Warrant”) and the Monster Interest, free and clear of all claims, liens, pledges, hypothecations, charges, mortgages, security interests, assessments, preemptive rights, rights of first refusal, or other encumbrances or restrictions of any nature, whether arising by agreement, operation of law or otherwise (each, an “Encumbrance”), except for those Encumbrances imposed by applicable federal and state securities laws, in exchange for the Purchase Price, in an amount and payable in the manner set forth in Section 1.2 below.

1.2. Payment of the Purchase Price. The purchase price (the “Purchase Price”) shall be paid by: (i) reducing the outstanding balance of that certain Convertible Promissory Note issued by the Seller on June 21, 2021 in favor of the Buyer in the original principal amount of $6,525,000.00 (the “Convertible Note”) by $1,000,000.00 (the “Balance Reduction”), such that the amount of the Convertible Note, after the Balance Reduction and all other reductions pursuant to separate transactions between Buyer and Seller prior to the Effective Date, shall be $2,308,830.03, and (ii) cancelling that certain Promissory Note made by the Seller in favor of the Buyer in the original principal amount of $435,000.00 (the “Note Cancellation”). This Agreement and the other documents contemplated hereby shall be referred herein as the (“Transaction Documents”).

1.3. Closing. The closing of the sale and purchase of the Monster Interest (the “Closing”) shall take place at 11:59 PM PT on the Effective Date. The date on which the Closing occurs shall be referred to herein as the “Closing Date.”

1.4. Deliveries. At the time of the Closing, (a) the sale and transfer of the Monster Interest to Buyer will be effected by delivery by the Seller to the Buyer of a Membership Interest Assignment in the form attached hereto as Exhibit B; (b) the Buyer will effectuate the Balance Reduction and the Note Cancellation; and (c) Seller will issue to Buyer the Warrant in the form attached hereto as Exhibit A.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER

As a material inducement to the Buyer to enter into this Agreement, Seller represents and warrants to the Buyer, as of the Closing Date, as follows:

2.1. Organization. The Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business and in good standing in each jurisdiction where the character or location of its assets or properties owned, leased or operated by it or the nature of its activities makes such qualification necessary.

2.2. Authority for Agreement. The Seller has full power, authority and legal right to enter into and perform its obligations under this Agreement and the other documents contemplated hereby to which the Seller is or will be a party and to consummate the transactions contemplated hereby and thereby. The Seller has duly approved this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby and has authorized the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. No other proceedings on the part of the Seller are necessary to approve and authorize the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other documents contemplated hereby to which the Seller is a party have been duly executed and delivered by the Seller and are legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights in general.

2.3. No Violation to Result. The execution, delivery and performance by the Seller of this Agreement and the other documents contemplated hereby and the consummation by the Seller of the transactions contemplated hereby and thereby, do not and will not, directly or indirectly (with or without notice or lapse of time): (i) violate, breach, conflict with, constitute a default under, accelerate or permit the acceleration of the performance required by (x) any note, debt instrument, security agreement, mortgage or any other Contract (defined below) to which the Seller is a party or by which it is bound or (y) any law, judgment, decree, order, rule, regulation, permit, license or other legal requirement of any nation, state or other instrumentality or political subdivision thereof (including any county or city), or any entity exercising executive, legislative, judicial, military, regulatory or administrative functions pertaining to any government (each, a “Government Authority”) which is applicable to the Seller; (ii) give any person, limited liability company, partnership, trust, unincorporated organization, corporation, association, joint stock company, business group, Government Authority or other entity (each, a “Person”) the right to challenge any of the transactions contemplated by this Agreement; or (iii) result in the creation or imposition of any Encumbrance or restriction in favor of any Person upon any of the Monster Interest or any of the properties or assets of the Company.

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2.4. Ownership of Monster Interest. The Seller is the sole owner of the Monster Interest and has good and marketable title thereto, and the Monster Interest is free and clear of all Encumbrances except for those imposed by applicable federal and state securities laws. There are no voting trusts or proxies with respect to the voting of the Monster Interest.

2.5. Entire Interest. The Monster Interest constitutes the Seller’s entire interest in the equity of the Company and, upon the Closing, the Seller will have no claim, right or interest in or to any membership interest or other equity of the Company whatsoever.

2.6. Brokers. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon any of the Parties for any commission, fee or other compensation payable as a finder or broker because of any act or omission by the Seller.

2.7. Litigation and Known Claims. No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority, is pending or, to Seller’s actual knowledge without a duty to investigate (“Seller’s Knowledge”), threatened against the Seller or which relates to the Monster Interest or the transactions contemplated by this Agreement, nor to Seller’s Knowledge is there any reasonably likely basis for any such litigation, arbitration, investigation or proceeding, the result of which could materially adversely affect the Seller, the Monster Interest, or the transactions contemplated hereby. As of the Closing Date, the Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, settlement, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which affects the Seller, the Monster Interest, or the transactions contemplated hereby.

2.8. Bankruptcy. The Seller has not made any assignment for the benefit of creditors, filed any petition in bankruptcy, been adjudicated insolvent or bankrupt, or petitioned or applied to any tribunal for any receiver, conservator or trustee of the Seller or any of the Seller’s property or assets.

2.9. Taxes. The Seller has reviewed with its own tax and legal advisors the federal, state, local and foreign tax consequences, including, but not limited to, capital gains treatment and other related tax provisions that may be applicable to the transaction contemplated by this Agreement. The Seller relies solely on such advisors and not on any statements or representations of the Buyer or any of its agents, officers, directors, shareholders or employees for the federal, state, local and foreign tax consequences to the Seller that may result from the transaction contemplated by this Agreement. The Seller understands that, except as otherwise provided in this Agreement, it (and not the Buyer) shall be responsible for any tax liability that may arise as a result of the transaction contemplated by this Agreement.

2.10. Nothing Owed. The Company has paid all amounts owed or owing to the Seller, and there is no outstanding amount owed by the Company to the Seller.

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2.11. No Unrecorded Claims. The Seller: (a) has not caused the Company to guarantee any obligation of another Person, and (b) has not guaranteed any obligation on behalf of the Company.

2.12. Cash Distributions and Payments. The Seller acknowledges and agrees that, (a) other than the Purchase Price, the Seller is not entitled to any additional payments or distributions from the Company associated with the Monster Interests from and after the Effective Date, and (b) the Seller’s Form K-1 for the 2023 calendar year will include a pro-rata amount of allocated income or loss commensurate with the Company’s income or loss through the Effective Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Seller, as of the Closing Date, as follows:

3.1. Organization. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California, and is qualified to do business and in good standing in each jurisdiction where the character or location of its assets or properties owned, leased or operated by it or the nature of its activities makes such qualification necessary.

3.2. Authority for Agreement. The Buyer has full power, authority and legal right to enter into and perform its obligations under this Agreement and the other documents contemplated hereby to which the Buyer is or will be a party and to consummate the transactions contemplated hereby and thereby. The Buyer has duly approved this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby and has authorized the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. No other proceedings on the part of the Buyer are necessary to approve and authorize the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other documents contemplated hereby to which the Buyer is a party have been duly executed and delivered by the Buyer and are legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights in general.

3.3. No Violation to Result. The execution, delivery and performance by the Buyer of this Agreement and the other documents contemplated hereby and the consummation by the Buyer of the transactions contemplated hereby and thereby, do not and will not, directly or indirectly (with or without notice or lapse of time): (i) violate, breach, conflict with, constitute a default under, accelerate or permit the acceleration of the performance required by (x) any of the terms of the bylaws, articles of organization or other governing documents of the Buyer or any resolution adopted by the shareholders of the Buyer, (y) any note, debt instrument, security agreement, mortgage or any other contract to which the Buyer is a party or by which it is bound or (z) any law, judgment, decree, order, rule, regulation, permit, license or other legal requirement of any Government Authority applicable to the Buyer; (ii) give any Government Authority or other Person the right to challenge any of the transactions contemplated by this Agreement; or (iii) result in the creation or imposition of any Encumbrance, possibility of Encumbrance, or restriction in favor of any Person upon any of the properties or assets of the Buyer. No notice to, filing with, or consent of, any Person is necessary in connection with the execution, delivery or performance by the Buyer of this Agreement and the other documents contemplated hereby nor the consummation by the Buyer of the transactions contemplated hereby or thereby.

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3.4. Brokers. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon any of the Parties for any commission, fee or other compensation payable as a finder or broker because of any act or omission by the Buyer.

3.5. Litigation and Known Claims. No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority, is pending or, to Buyer’s actual knowledge without a duty to investigate, threatened against the Buyer or which relates to the transactions contemplated by this Agreement, nor to Buyer’s actual knowledge without a duty to investigate is there any reasonably likely basis for any such litigation, arbitration, investigation or proceeding, the result of which could materially adversely affect Buyer or the transactions contemplated hereby. As of the Closing Date, the Buyer is not a party to or subject to the provisions of any judgment, order, writ, injunction, settlement, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which affects Buyer or the transactions contemplated hereby.

3.6. Bankruptcy. The Buyer has not made any assignment for the benefit of creditors, filed any petition in bankruptcy, been adjudicated insolvent or bankrupt, or petitioned or applied to any tribunal for any receiver, conservator or trustee of the Buyer or any of Buyer’s property or assets.

3.7. Buyer Investigation. The Buyer is an informed and sophisticated participant in the transactions contemplated by this Agreement and the Transaction Documents. The Buyer has undertaken an investigation of the Company, the Monster Interest, the management, operations, and finances of the Company and has been provided with and has evaluated and relied upon certain documents and information provided by the Seller and the Company to assist the Buyer in making an informed decision with respect to this Agreement and the purchase of the Monster Interest. The Buyer shall accept the Company as it exists on the Closing Date based on Buyer’s inspection, examination, and determination, subject only to the express representations, warranties, covenants, and indemnities provided in this Agreement. Buyer is not relying on any other representation or warranty of any nature, whether in writing, orally, or otherwise, made by or on behalf of Seller, except as expressly set forth in this Agreement, and Buyer hereby expressly disclaims reliance on any other such representation or warranty of any nature. Any claim that the Buyer or any other Buyer Indemnified Parties (as defined below) may have for breach of representation or warranty shall be based solely on the representations and warranties of Seller set forth in Article II Any representations and warranties other than those expressly set forth in Article II are disclaimed by Seller.

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ARTICLE IV

ADDITIONAL AGREEMENTS

4.1. Tax Matters.

(a) Transfer Taxes. All transfer taxes incurred in connection with the transactions contemplated by this Agreement shall be paid by the Party incurring such taxes under applicable law when due. The responsible Party shall, at its own expense, file all necessary tax returns and other documentation with respect to all such transfer taxes.

(b) Tax Returns. The Seller shall prepare or cause to be prepared, and timely file or cause to be timely filed, all tax returns for the Company for all periods ending on or prior to the Closing Date (a “Pre-Closing Tax Period”) which are filed after the Closing Date. Any tax returns filed pursuant hereto shall be prepared in a manner consistent with the past custom and practice of the Company unless otherwise required by applicable law. No later than 20 days prior to filing, the Seller shall: (A) deliver or cause to be delivered to the Buyer all such tax returns; (B) permit the Buyer to review and comment on each such tax return; and (C) take into consideration in good faith any comments made by the Buyer. To the extent that any tax returns of the Company relate to a period beginning on or before the Closing Date and ending after the Closing Date (a “Straddle Period”), the Buyer shall prepare, or cause to be prepared, such tax returns in a manner consistent with the past custom and practice of the Company unless otherwise required by applicable law, and timely file or cause to be timely filed any such tax returns. No later than 20 days prior to filing, the Buyer shall: (A) deliver or cause to be delivered to the Seller all such tax returns; (B) permit the Seller to review and comment on each such tax return; and (C) make such revisions to such tax returns as are reasonably requested by the Seller.

(c) Tax Apportionment. In the case of any Straddle Period, (i) the amount of any taxes based on or measured by income, receipts, or payroll of the Company for the pre-Closing portion of such Straddle Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date, and (ii) the amount of any other taxes (including, without limitation, personal property taxes, real property taxes, and similar ad valorem obligations) of the Company for a Straddle Period that relates to the pre-Closing portion of such Straddle Period shall be deemed to be the amount of such tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period. The Seller, on the one hand, and the Buyer, on the other hand, shall provide reimbursement to the other party as necessary to give effect to this Section 4.1(d).

(d) Tax Contests. If, following the Closing Date, the Buyer or any of its affiliates receives from any tax authority written notice of any claim, audit, or proceeding with respect to taxes (a “Tax Contest”) with respect to which the Seller may reasonably have any liability for pre-Closing taxes (including pursuant to any indemnification provisions under this Agreement) or for which the Seller or any direct or indirect equity holder thereof may have liability on a flow-through basis, the Buyer shall promptly provide a copy of such notice to the Seller. The Seller shall have the right, at their expense, to control, manage and be responsible for any Tax Contest to the extent that such Tax Contest relates to a Pre-Closing Tax Period. The Buyer may, at the Buyer’s expense, participate in such Tax Contest and the Seller shall not settle, compromise or otherwise resolve such Tax Contest without the consent of the Buyer, which consent will not be unreasonably withheld, conditioned or delayed. The Seller shall keep the Buyer informed of the progress of all such Tax Contests and shall provide the Buyer with copies of all written communications with any taxing authority related to such Tax Contests. the Buyer shall, at its expense, control, manage and be responsible for any Tax Contest that is not controlled by the Seller. To the extent any such Tax Contest controlled by the Buyer could result in a liability of the Seller for pre-Closing taxes (including pursuant to any indemnification provisions under this Agreement) or could result in a liability of the Seller or any direct or indirect equity holder of the Seller on a flow-through basis, (i) the Seller may, at the Seller’ expense, participate in such Tax Contest, (ii) the Buyer shall keep the Seller informed of the progress of such Tax Contest and shall provide the Seller with copies of all written communications with any taxing authority related to such Tax Contest and (iii) the Buyer shall not settle, compromise or otherwise resolve such Tax Contest without the consent of the Seller, which consent will not be unreasonably withheld, conditioned or delayed.

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(e) Tax Refunds. Any Tax refund that is received by the Company, the Buyer, or any of the Buyer’s affiliates, and any amount credited against Taxes to which the Company, the Buyer, or any of the Buyer’s affiliates becomes entitled, that relates to a Pre-Closing Tax Period or the pre-Closing portion of a Straddle Period shall be for the account of the Seller, and the Buyer shall pay over to the Seller any such refund or the amount of any such credit within ten (10) days after receipt thereof or entitlement thereto.

(f) Cooperation. The Buyer and the Seller agree to furnish or cause to be furnished to the other, upon the reasonable request of the other, and as promptly as reasonably practicable, such information and assistance relating to the Company, including access to books and records, as is reasonably necessary for the filing of all tax returns by the Buyer or the Seller, the making of any tax elections, the preparation for any audit by any tax authority and the prosecution or defense of any claim, suit or proceeding relating to any taxes. Each of the Buyer and the Seller shall retain, or cause to be retained, all books and records with respect to taxes pertaining to the Company as required under applicable law. Any expenses incurred in providing information or assistance pursuant to this Section 4.1(f) shall be borne by the party requesting it.

(g) Capital Contribution. The Buyer and the Seller agree for all purposes to treat the payment of $500,000 from the Seller to the Company on or about June 30, 2021 as a capital contribution by Seller to the Company and not as loan or any other indebtedness.

4.2. Further Assurances. Each Party will, either at or after the Closing, execute such further documents, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be required by the other Party to consummate the Purchase and to effect the other purposes of this Agreement.

4.3. Ownership of Intellectual Property. Seller acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Buyer Confidential Information (as defined in Section 4.5 below)) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) which relate to the Company’s actual business, research and development, currently existing or currently anticipated future products or services and which were conceived, developed or made by Seller (whether above or jointly with others) prior to the Closing Date, belong to the Buyer. In furtherance of the foregoing, the Seller shall perform all actions reasonably requested by the Buyer to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

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4.4. Seller Release of Claims. Seller, together with the Seller’s heirs, representatives and assigns, hereby fully and completely releases and waives any and all claims, complaints, causes of action or demands of whatever kind which it has or may have against the Buyer and the Company, and their respective officers, employees, members or managers, arising out of any actions, conduct, decisions, behavior or events occurring prior to the Closing Date, including without limitation claims related to the Seller’s ownership of the Monster Interest or any other equity or claim thereto of the Company. The Seller understands and accepts that this release specifically covers but is not limited to any and all claims, complaints, causes of action or demands which Seller has or may have against the above-referenced released parties. Notwithstanding the foregoing, nothing in this Section 4.4 shall be deemed to constitute a release by the Seller of any right by the Seller under the Transaction Documents (including, but not limited to, the rights to indemnification under Article VII).

4.5. Buyer Release of Claims. The Buyer, together with the Buyer’s heirs, representatives and assigns, hereby fully and completely releases and waives any and all claims, complaints, causes of action or demands of whatever kind which it has or may have against the Seller, and its officers, employees, members or managers, arising out of any actions, conduct, decisions, behavior or events occurring prior to the Closing Date, including without limitation claims related to the Seller’s operation of the Company or the Seller’s purchase and ownership of the Monster Interest. The Buyer understands and accepts that this release specifically covers but is not limited to any and all claims, complaints, causes of action or demands which Buyer has or may have against the above-referenced released parties. Notwithstanding the foregoing, nothing in this Section 4.5 shall be deemed to constitute a release by the Buyer of (i) any right by the Buyer under the Transaction Documents (including, but not limited to, the rights to indemnification under Article VII), and (ii) the Convertible Note, which shall remain outstanding and in full force and effect pursuant to its terms, as such terms have been modified pursuant to Section 1.2.

4.6. Confidentiality. To the extent that either Party has obtained Confidential Information (as defined below) prior to the execution of this Agreement, for a period of two (2) years after the date of this Agreement, each Party agrees to hold the Party’s Confidential Information in the strictest confidence, and covenants and agrees not to disclose, duplicate, lecture upon or publish any of the Confidential Information after the Closing Date. For purposes of this Agreement, “Confidential Information” shall mean any and all confidential and/or proprietary knowledge, know-how, data or information of the disclosing Party or the Company, including, but not limited to, ideas, concepts, processes, designs, techniques, budgets, financials, products, marketing, selling and business plans, prices, costs, supplier, vendor, customer, membership or similar lists or contact information other than those previously identified and originated by the disclosing Party or the Company and any other agreements of the disclosing Party or the Company, and all other similar information pertaining to the disclosing Party or the Company.

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4.7. Nondisparagement. By execution below, each Party hereto agrees not to disparage or defame the other Parties or the Company. In addition, each Party agrees not to counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges or complaints by any third party against the other Parties and/or any officer, manager, employee, agent, representative, member or attorney of such other Parties, unless under a subpoena or other court order to do so or pursuant to violations of agreements entered into between any of the Parties after the execution of this Agreement.

4.8. Accounts Receivables and Work in Progress. The Buyer shall be entitled to one hundred percent (100%) of all accounts receivables and completed portions of purchase order requests, in connection with services rendered by the Company during the time period prior to the Closing Date.

ARTICLE V

CONDITIONS TO SELLER’S OBLIGATIONS TO CLOSE

The Seller’ obligation to sell, transfer and convey the Monster Interest at the Closing is subject to the fulfillment on or before the Closing of the following conditions, unless waived in writing by the Seller:

5.1. Representations and Warranties. The representations and warranties made by the Buyer in Article III shall be true and correct in all material respects when made and as of the date of the Closing.

5.2. Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Buyer on or prior to the Closing Date shall have been performed or complied with in all material respects as of the Closing Date.

5.3. Closing Deliveries. At the Closing, the Buyer shall deliver those items for which Buyer is responsible set forth in Section 1.4 above.

ARTICLE VI

CONDITIONS TO BUYER’S OBLIGATIONS TO CLOSE

The Buyer’s obligation to purchase the Monster Interest at the Closing is subject to the fulfillment on or before the Closing of each of the following conditions (the “Buyer Closing Conditions”), unless waived by the Buyer:

6.1. Representations and Warranties. The representations and warranties made by the Seller in Article II shall be true and correct in all material respects when made and as of the Closing Date.

6.2. Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Seller on or prior to the Closing shall have been performed or complied with in all material respect.

6.3. Closing Deliveries. At the Closing, the Seller shall deliver those items for which the Seller is responsible set forth in Section 1.4 above.

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ARTICLE VII

INDEMNIFICATION

7.1. Survival of Representations, Warranties and Covenants. Each covenant and agreement contained in this Agreement and the Transaction Documents shall survive the Closing and be enforceable until such covenant or agreement has been fully performed, or as otherwise specified. All representations and warranties of the Parties contained in this Agreement and the Transaction Documents shall survive the Closing for eighteen (18) months (the “Survival Termination Date”).

7.2. Indemnification by Buyer. Buyer shall indemnify Seller and their respective heirs, administrators, executors, trustees, beneficiaries, agents and representatives (the “Seller Indemnified Parties”) against and agrees to hold each of them harmless from any and all Losses resulting from, arising out of or in connection with and of the following: (a) any breach of any representation or warranty made by Buyer contained in or made pursuant to Article III of this Agreement, (b) any breach of or failure by Buyer to perform any covenant or obligation of Buyer contained in this Agreement or the Transaction Documents, (c) any breach of or failure by Company to perform any covenant or obligation of the Company in this Agreement or the Transaction Documents requiring performance by the Company after the Closing, (d) the enforcement of this indemnification obligation. All payments under this Section 7.2 shall be treated by the Parties as an adjustment to the proceeds received by Seller pursuant to Article I, to the extent permitted by applicable law.

7.3. Indemnification by the Seller. Subject to the limitations set forth in Section 7.4 below, the Seller hereby agrees to indemnify Buyer and the Company (only with respect to any period after the Closing) and their respective officers, managers, directors, employees, agents and representatives (the “Buyer Indemnified Parties”) against, and agrees to hold each of them harmless from, any and all Losses resulting from, arising out of or in connection with any of the following: (a) any breach of any representation or warranty made by Seller contained in or made pursuant to Article II of this Agreement, (b) any breach of or failure by a Seller to perform any covenant or obligation of Seller contained in this Agreement or the Transaction Documents, and (c) the enforcement of this indemnification obligation. All payments under this Section 7.3 shall be treated by the Parties as an adjustment to the proceeds received by Seller pursuant to Article I, to the extent permitted by applicable law.

7.4. Limitations. Notwithstanding any other provision hereof: (i) no Seller Indemnifying Party shall have any indemnification obligations under Section 7.3 unless and until the aggregate amount of Losses that may be claimed under such clause (but for operation of this paragraph) exceed the sum of $50,000 (the “Threshold”), in which case the Seller Indemnifying Party shall be liable for all Losses exceeding the Threshold up to a cap in the amount equal $200,000 (the “Cap”); provided, however, the foregoing limitations shall not apply to (i) breaches of Sections 2.1, 2.2, 2.4 or 2.5, which shall be capped at $835,000, or (ii) actual and intentional fraud, which shall have no limit.

7.5. Expiration of Claims. The ability of Seller to receive indemnification under Section 7.2(a), and the ability of Buyer to receive indemnification under Section 7.3(a), shall terminate on the Survival Termination Date, unless Seller or Buyer, as applicable, shall have made a claim for indemnification pursuant to Section 7.2(a) or Section 7.3(a), prior to the Survival Termination Date. If Seller or Buyer, as applicable, made a claim for indemnification pursuant to Section 7.2(a) or Section 7.3(a) prior to the Survival Termination Date, such claim, if then unresolved, shall not be extinguished by the passage of the Survival Termination Date.

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7.6. Procedures Relating to Indemnification.

(a) A party entitled to indemnification hereunder shall herein be referred to as an “Indemnified Party.” A party obligated to indemnify an Indemnified Party hereunder shall herein be referred to as an “Indemnifying Party.” As soon as is reasonable after an Indemnified Party either (i) receives notice of any claim or the commencement of any action by any third party which such Indemnified Party reasonably believes may give rise to a claim for indemnification from an Indemnifying Party hereunder (a “Third Party Claim”) or (ii) sustains any Loss not involving a Third Party Claim or action which such Indemnified Party reasonably believes may give rise to a claim for indemnification from an Indemnifying Party hereunder, such Indemnified Party shall, if a claim in respect thereof is to be made against an Indemnifying Party under this Article VII notify such Indemnifying Party in writing of such claim, action or Loss, as the case may be; provided, however, that failure to notify Indemnifying Party shall not relieve Indemnifying Party of its indemnity obligation, except to the extent Indemnifying Party is actually prejudiced in its defense of the action by such failure. Any such notification must be in writing and must state in reasonable detail the nature and basis of the claim, action or Loss, to the extent known. Except as provided in this Section 7.6, Indemnifying Party shall have the right to contest, defend, litigate or settle any such Third Party Claim which involves solely monetary damages; provided that the Indemnifying Party shall have notified the Indemnified Party in writing of its intention to do so within 15 days of the Indemnified Party having given notice of the Third Party Claim to the Indemnifying Party; provided, that the Indemnifying Party shall diligently contest the Third Party Claim. The Indemnified Party shall have the right to participate in, and to be represented by counsel (at its own expense) in any such contest, defense, litigation or settlement conducted by the Indemnifying Party; provided, that the Indemnified Party shall be entitled to reimbursement thereafter if the Indemnifying Party shall lose its right to contest, defend, litigate and settle the Third Party Claim or if representation of the Indemnifying Party and the Indemnified Party by the same counsel would, in the reasonable opinion of such counsel, constitute a conflict of interest that cannot be waived under applicable standards of professional conduct.

(b) The Indemnifying Party, if it shall have assumed the defense of any Third Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, enter into any compromise or settlement which commits the Indemnified Party to take, or to forbear to take, any action or which does not provide for a complete release by such third party of the Indemnified Party. The Indemnified Party shall have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third Party Claim involves equitable or other non-monetary relief. All expenses (including attorneys’ fees) incurred by the Indemnifying Party in connection with the foregoing shall be paid by the Indemnifying Party.

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(c) If an Indemnified Party is entitled to indemnification against a Third Party Claim, and the Indemnifying Party fails to accept a tender of, or assume the defense of, a Third Party Claim pursuant to this Section 7.6 the Indemnifying Party shall not be entitled, and shall lose its right, to contest, defend, litigate and settle such a Third Party Claim, and the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to the Indemnifying Party.

7.7. Determination of Loss Amount; No Circular Recovery.

(a) Any Losses claimed hereunder shall be net of any insurance proceeds actually recovered less any costs of recovery by an Indemnified Party hereunder. In the event that an insurance or other recovery is made by any such Indemnified Party with respect to any Loss for which any such Indemnified Party has been indemnified or otherwise recovered hereunder, then a refund equal to the aggregate net amount of the recovery shall be made promptly to the Indemnifying Party.

(b) All Losses sought by an Indemnified Party hereunder shall be net of any amounts actually received by such Indemnified Party under indemnification, contribution, reimbursement or similar contracts with respect to such indemnification claim (net of any costs of recovery). If any such proceeds are received by an Indemnified Party (or any of its Affiliates) with respect to any Losses after an Indemnifying Party has made a payment to the Indemnified Party with respect thereto, the Indemnified Party (or such Affiliate) shall promptly pay to the Indemnifying Party the amount of such proceeds, benefits or recoveries (up to the amount of the Indemnifying Party’s payment).

(c) Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor Seller shall be liable or responsible under this Article VII to any Buyer Indemnified Party for any inaccuracy in or breach of any representation or warranty of the Seller contained in this Agreement if any Buyer Indemnified Party had, on or prior to the date of this Agreement, actual knowledge of the inaccuracy in or breach of, or of any facts or circumstances constituting or resulting in the inaccuracy in or breach of, such representation or warranty.

(d) Promptly after an Indemnified Party becomes aware of any event or circumstance that could reasonably be expected to constitute or give rise to any inaccuracy in or breach of any representation, warranty or covenant of an Indemnifying Party set forth in this Agreement, such Indemnified Party shall take all reasonable steps to mitigate Losses that may result from such inaccuracy or breach. The Indemnified Party shall seek, and shall cause each of its Affiliates to seek, full recovery under all insurance policies and third party contracts covering of any Losses to the same extent as they would if such Losses were not subject to indemnification hereunder.

7.8. Manner of Payment. Any indemnification payment pursuant to this Article VII shall be effected by wire transfer of immediately available funds to an account designated by the Seller or the Buyer, as the case may be, within three (3) business days after the determination of the amount thereof, whether pursuant to a final judgment, settlement or agreement among the Parties.

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7.9. Exclusive Remedy. The Parties hereto hereby agree that, from and after the Closing Date, the indemnification provisions set forth in this Article VII are the exclusive provisions in this Agreement with respect to the liability of the Seller or the Buyer for the breach, inaccuracy or nonfulfillment of any representation or warranty or any covenants, agreements or other obligations contained in this Agreement and the sole remedy of the Buyer Indemnified Parties and the Seller Indemnified Parties for any claims for breach of representation or warranty or covenants, agreements or other obligations arising out of this Agreement or any law or legal theory applicable thereto; provided that nothing herein shall preclude any Party from (a) seeking any remedy based upon actual and intentional fraud or (b) enforcing its right to specific performance of covenants, agreements or other obligations pursuant to Section 8.15.

7.10. Losses. “Losses” mean means any losses, liability, tax, cost, claim, damage, penalty or expense, including attorneys’ fees, extra-judicial fees and costs, accountants, expert fees and other similar fees and expenses; provided that “Losses” are the natural, foreseeable and probable consequence of any breach and will not include (a) exemplary or punitive damages, lost profits or diminution in value, or (b) damages to the extent that they would not be recoverable under applicable laws in an action for breach of contract, except if and to the extent that any such damages referenced in subsection (b) are recovered against, or otherwise required to be paid by, an Indemnified Party pursuant to a third-party claim.

ARTICLE VIII

MISCELLANEOUS

8.1. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Seller and its heirs, executors, administrators, legal representatives, successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by the Buyer hereunder may be assigned by the Buyer to a third party, including its financing sources, in whole or in part; provided, however, that any such assignment shall not relieve the Buyer of its obligations under this Agreement.

8.2. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and wholly performed in that jurisdiction, without regard to conflict of law principles. The Parties hereby expressly consent to the personal jurisdiction of the state and federal courts located in or about San Diego County, State of California, for any action or proceeding arising from or relating to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any such action or proceeding shall only be venued in such courts.

8.3. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

8.4. Amendment. This Agreement may be amended, supplemented or modified only by execution of an instrument in writing signed by the Buyer and the Seller.

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8.5. Waiver. Any Party hereto may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other Parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements of the other Parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any Party of any term of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term of this Agreement on any future occasion.

8.6. Notices. All notices, requests, consents, waivers, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (a) if personally delivered, upon delivery or refusal of delivery; (b) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery; or (c) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery. All notices, consents, waivers, or other communications required or permitted to be given hereunder shall be addressed as follows:

If to the Seller:

HUMBL, Inc.

Attn: Jeff Hinshaw

600 B Street, Suite 300

San Diego, California 92101

If to the Buyer:

Phantom Power, LLC

Attn: Doug Brandt

3431 Keeshen Drive

Los Angeles, California 90066

With a copy to (which shall not constitute notice):

Nevers, Palazzo, Packard, Wildermuth & Wynner, PC

Attn: Daniel Callender, Esq.

31248 Oak Crest Drive, Suite 200

Westlake Village, CA 91361

or at such other address or addresses as the Party addressed may from time to time designate in writing pursuant to notice given in accordance with this section.

8.7. Expenses. Unless otherwise expressly provided herein, all legal fees incident to the negotiations and preparations of this Agreement and the transactions contemplated hereby, shall be borne and paid by the respective Parties.

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8.8. Complete Agreement. This Agreement, including those documents expressly referred to herein and all Exhibits hereto, embody the complete agreement and understanding between the Parties and supersede and preempt any prior understandings, agreements or representation by or between the Parties, written or oral, which may have related to the subject matter herein.

8.9. Absence of Third-Party Beneficiary Rights. Except for the provisions in Article VII with respect to Indemnified Parties, no provision of this Agreement is intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any client, customer, affiliate, equityholder, employee or partner of any Party hereto or any other Person.

8.10. Mutual Drafting. This Agreement is the mutual product of the Parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the Parties, and shall not be construed for or against any Party hereto.

8.11. Further Representations. Each Party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transaction contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel.

8.12. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

8.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed and delivered shall be deemed an original and all of which, taken together, shall constitute the same agreement. This Agreement and any document required hereby may be executed by facsimile or email signature which shall be considered legally binding for all purposes.

8.14. Attorneys’ Fees. In the event that any dispute among the Parties should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys, which shall include, without limitation, all fees, costs and expenses of appeals.

8.15. Equitable Relief. The Parties agree that irreparable damage would occur in the event that, at any time, any of the provisions of this Agreement or any Transaction Document were not performed by Buyer, Seller, or the Company, as applicable, in accordance with their specific terms or were otherwise breached by Buyer, Seller, or the Company, as applicable. Each of the Parties shall be entitled to (a) an injunction or injunctions to prevent breaches of this Agreement or any Transaction Document by any of Buyer, Seller, or the Company, as applicable, and (b) enforce specifically the terms and provisions hereof against Buyer, Seller, or the Company, as applicable, in each case at any time and without proof of Losses or otherwise, these being in addition to any other remedy to which the Parties may otherwise be entitled at law or in equity. No Party seeking equitable remedies to prevent breaches of this Agreement or any Transaction Document and to enforce specifically the terms and provisions of this Agreement or any Transaction Document in accordance with this Section 8.15 shall be required to provide any bond or other security in connection with any such equitable remedy.

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8.16. Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL IN ANY AND ALL DISPUTES WHETHER ARISING HEREUNDER OR UNDER ANY OTHER AGREEMENTS, NOTES, PAPERS, INSTRUMENTS OR DOCUMENTS HERETOFORE OR HEREAFTER EXECUTED WHETHER SIMILAR OR DISSIMILAR.

8.17. Use of Certain Terms. As used in this Agreement, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection or other subdivision. The words “delivered”, “made available”, “disclosed”, and “provided” to the Buyer shall mean that such documents or materials were provided by Seller, the Company, or Company’s counsel to Buyer or Buyer’s counsel prior to the Closing Date by electronic mail, access to a shared dropbox, or otherwise. Any information disclosed in this Agreement shall be deemed to be disclosed and incorporated in any section of Article II and/or Article III to the extent the relevance of such information to such other section would be reasonably apparent to a reader of such information.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each Party hereto has caused this Securities Purchase Agreement to be duly executed effective as of the date first above written.

SELLER:

HUMBL, INC.

By:
Brian Foote, CEO

BUYER:

PHANTOM POWER, LLC

By:
Doug Brandt, CEO

[Signature page to Securities Purchase Agreement]

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EXHIBIT A

WARRANT

[Attached]

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EXHIBIT B

ASSIGNMENT OF MEMBERSHIP INTEREST

FOR VALUE RECEIVED, HUMBL, Inc., does hereby sell, assign and transfer unto Phantom Power, LLC, a 100% membership interest in Monster Creative, LLC (the “Company”), standing in the undersigned’s name on the books of the Company, and does hereby irrevocably constitute and appoint the Company’s attorney to transfer said shares on the books of the Company with full power of substitution in the premises.

Effective as of June 30, 2023	HUMBL, INC.

By:
Brian Foote, CEO

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